 Exhibit 99.1

LML REPORTS PROFITABLE RESULTS FOR THE SECOND QUARTER AND
SIX MONTH PERIOD OF FISCAL 2012

Q2 and six month Revenue Increase 124% and 73% Respectively
Profitability Achieved Across all Three Business Units

VANCOUVER, BC, November 9, 2011 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading payments technology provider of financial payment processing solutions for e-commerce and traditional businesses, reports results for its second quarter and six month period ended September 30, 2011.

Revenue for the second quarter ended September 30, 2011 was $13,006,000, an increase of 124% over the $5,819,000 in revenue for the second quarter ended September 30, 2010.  Gross profit for the quarter was $7,396,000 or 57%.  Net income for the quarter was $3,477,000, or $0.12 per share, compared to net income of $184,000, or $0.01 per share, for the second quarter ended September 30, 2010, an improvement of $3,293,000 or $0.11 per share.

Revenue for the six month period ended September 30, 2011 was $18,983,000 an increase of 73% from revenue of $10,950,000 for the six month period ended September 30, 2010.  Gross profit for the six months ended September 30, 2011 was $10,050,000 or 53%.  Net income for the same period was $4,169,000, or $0.15 per share, compared to net income of $725,000 or $0.03 per share, for the same period during fiscal 2011, an improvement of $3,444,000 or $0.12 per share.

“We are pleased to announce these profitable results for both the second quarter and first six month period of our fiscal year.  All three of our business units achieved profitability.  Revenue from our TPP segment continued to grow over 30% for both the quarter and the six month period, easily eclipsing the industry growth rate of 15%.  Despite declining check usage, our check segment produced a modest profitable contribution for both the quarter and six month period.  We continued the successful monetization of our intellectual property assets as we licensed more defendants in our patent litigation on a fully paid-up non-recurring basis resulting in total IPL segment revenue of $8.6 million for the quarter and $10.3 million for the six month period.  We anticipate the successful monetization of our intellectual property assets will support partnerships and other inorganic growth objectives as the payments landscape continues onward with its exciting evolution,” said Patrick H. Gaines, Chief Executive Officer.

Q2 Highlights

•	Overall revenue increases 124% year over year
•	Transaction Payment Processing segment revenue increases 31% year over year
•	Subsidiary Beanstream launches innovative shopping cart and AIR MILES® reward miles program for city of Edmonton’s Transit System
•	IP segment revenue of $8.6 million
•	Net income of $3,477,000 compared to $184,000 last year

6 Months Highlights

•	Overall revenue increases 73% year over year
•	Transaction Payment Processing segment revenue increases 31% year over year
•	Subsidiary LML Patent Corp. settles litigation with four defendants in Eastern District of Texas cases driving IP revenue of $10.3 million.
•	All three business segments achieve profitability
•	Net income of $4,169,000 compared to $725,000 last year

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Conference Call

Management will host a conference call on November 10, 2011 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 888-754-4437. International callers please dial 212-231-2902.

If you are unable to join the call, an audio recording of the call will be available on our website at www.lmlpayment.com.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and its U.S. subsidiaries Beanstream Internet Commerce Corp. and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40,220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(In U.S. Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2011	2010	2011	2010

REVENUE	$13,006,477	$5,819,252	$18,982,801	$10,950,171
COST OF REVENUE	5,610,876	3,166,567	8,932,702	5,772,349
GROSS PROFIT	7,395,601	2,652,685	10,050,099	5,177,822

OPERATING EXPENSES
General and administrative	939,234	1,186,941	1,828,380	2,244,858
Sales and marketing	117,439	252,459	327,662	360,795
Product development and enhancement	222,016	179,836	469,211	306,884
Amortization of intangible assets	165,645	165,643	331,290	331,288
INCOME BEFORE OTHER INCOME AND INCOME TAXES	5,951,267	867,806	7,093,556	1,933,997

Foreign exchange (loss) gain	(34,394)	(66,831)	(2,744)	1,071
Other expense	-	(4,838)	-	(4,838)
Interest income	11,708	6,178	28,885	12,297
INCOME BEFORE INCOME TAXES	5,928,581	802,315	7,119,697	1,942,527

Income tax expense (recovery)
Current	2,244,201	43,465	2,452,233	(297,753)
Deferred	207,485	575,154	497,999	1,515,479
	2,451,686	618,619	2,950,232	1,217,726

NET INCOME	3,476,895	183,696	4,169,465	724,801

OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign exchange (loss) gain on translation of foreign operations	(398,154)	105,762	(383,791)	13,826

TOTAL COMPREHENSIVE INCOME	$3,078,741	$289,458	$3,785,674	$738,627

EARNINGS PER SHARE, basic	$0.12	$0.01	$0.15	$0.03
EARNINGS PER SHARE, diluted	$0.12	$0.01	$0.14	$0.03

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	28,233,434	27,251,984	28,191,808	27,251,984
Diluted	28,898,811	27,475,899	28,932,332	27,517,600

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In U.S. Dollars, except as noted below)
(Unaudited)

	As at September 30,	As at March 31,
	2011	2011
ASSETS

Current assets
Cash and cash equivalents	$24,920,284	$26,917,491
Funds held for merchants	8,559,944	7,164,420
Short term investments	3,100,553	-
Restricted cash	175,000	175,000
Accounts receivable, less allowance of $26,129 and $28,152, respectively	1,163,726	1,103,529
Corporate taxes receivable	259,054	101,162
Prepaid expenses	228,115	266,066
Total current assets	38,406,676	35,727,668

Property and equipment, net	138,782	163,222
Patents	204,167	287,877
Restricted cash	250,448	262,644
Deferred tax assets	691,748	1,189,747
Goodwill	17,874,202	17,874,202
Other intangible assets	3,967,612	4,215,187
Other assets	20,387	21,041

Total assets	$61,554,022	$59,741,588

LIABILITIES

Current liabilities
Accounts payable	$578,941	$702,820
Accrued liabilities	999,025	1,390,847
Corporate taxes payable	2,101,633	4,796,157
Funds due to merchants	8,559,944	7,164,420
Current portion of obligations under finance lease	2,460	2,460
Current portion of deferred revenue	1,334,469	1,420,228
Total current liabilities	13,576,472	15,476,932

Obligations under finance lease	6,060	7,380

Deferred revenue	370,050	935,979

Total liabilities	13,952,582	16,420,291

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Capital stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 28,233,434 and 28,127,184 issued and outstanding, respectively	53,883,659	53,557,276

Contributed surplus	8,987,092	8,819,006
Warrants	113,662	113,662
Deficit	(15,393,736)	(19,563,201)
Accumulated other comprehensive income	10,763	394,554
Total shareholders’ equity	47,601,440	43,321,297

Total liabilities and shareholders’ equity	$61,554,022	$59,741,588

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2011	2010	2011	2010

Operating Activities:
Net income	$3,476,895	$183,696	$4,169,465	$724,801
Adjustments to reconcile net income to net cash provided by operating activities
Amortization of property and equipment	25,038	29,804	59,278	67,333
Amortization of intangible assets	165,645	165,643	331,290	331,288
Share-based payments	152,657	654,297	289,094	784,811
Deferred income taxes	207,485	575,154	497,999	1,515,479
Foreign exchange loss (gain)	195,701	(1,496)	191,998	(1,496)

Changes in non-cash operating working capital
Funds held in trust	-	(361,684)	-	(361,684)
Accounts receivable	746,074	(67,015)	(138,794)	(123,070)
Corporate taxes receivable	(106,308)	(81,834)	(165,477)	(426,127)
Prepaid expenses	10,818	(21,890)	32,325	(9,825)
Accounts payable and accrued liabilities	(309,966)	10,847	(447,990)	243,710
Corporate taxes payable	1,654,084	-	(2,682,836)	-
Deferred revenue	(332,653)	(285,835)	(638,600)	(552,778)
Net cash provided by operating activities	5,885,470	799,687	1,497,752	2,192,442

Investing Activities:
Acquisition of short term investments	(3,294,525)	-	(3,294,525)	-
Acquisition of property and equipment	(20,334)	(26,861)	(41,576)	(30,281)
Net cash used in investing activities	(3,314,859)	(26,861)	(3,336,101)	(30,281)

Financing Activities:
Principal payments on finance leases	(1,321)	(4,884)	(1,321)	(9,202)
Proceeds from exercise of stock options	-	-	205,375	-
Net cash (used in) provided by financing activities	(1,321)	(4,884)	204,054	(9,202)

Effects of foreign exchange rate changes on cash and cash equivalents	(375,299)	63,696	(362,912)	(690)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,193,991	831,638	(1,997,207)	2,152,269

Cash and cash equivalents, beginning of period	22,726,293	6,390,394	26,917,491	5,069,763

Cash and cash equivalents, end of period	$24,920,284	$7,222,032	$24,920,284	$7,222,032

Supplemental disclosure of cash flow information
Interest paid	$-	$-	$-	$-
Taxes paid	$697,000	$-	$5,296,921	$-

CONTACTS:

Patrick H. Gaines                                Investor Relations
CEO                                                      (800) 888-2260
(604) 689-4440

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